                                                                      EXHIBIT 12
                                                                     -----------

                          Calculation of Earnings to
                         ----------------------------
             Combined Fixed Charges and Preferred Share Dividends
           --------------------------------------------------------


                                Year        Year        Year        Year     Oct 22, 1996     Jan 1, 1996         Year Ended
                               Ended       Ended       Ended       Ended          to               to       -----------------------
                                2000        1999        1998        1997     Dec. 31, 1996    Oct 21, 1996   1995     1994    1993
                              ---------  ----------- ----------- --------- ----------------  -------------- ------   ------   -----
Net Income                     69,585      80,482      71,419     36,946             4,996           5,118   9,970    9,072   2,857
    Adjustments:
    Gain on sale                 (221)    (16,105)    (14,416)      (641)                             (378)                  (1,718)
    Extraordinary item              -           -       9,001        878
    Minority interest          15,657      12,735       7,796      5,235               844               -
    Interest expense           71,208      59,346      41,718     21,131               759           4,549   3,783    3,120   1,444
    Amortization of deferred
    financing                   1,519       1,126         963        824                87           1,402      99       71
                              -------    --------    --------    -------   ---------------   -------------  ------   ------   -----

Earnings                      157,748     137,584     116,481     64,373             6,686          10,691  13,852   10,545   4,301


Fixed Charges
    Interest expense           71,208      59,346      41,718     21,131               759           4,549   3,783    3,120   1,444
    Amortization of deferred    1,519       1,126         963        824                87           1,402      99       71       -
    financing
    Perpetual preferred        12,610       9,251       4,073
    dividends
    Convertible preferred       7,151       6,491       5,655
    dividends
    Capitalized interest        3,384       5,225       5,810      2,022
                              -------    --------    --------    -------   ---------------   -------------  ------   ------   -----
                               95,872      81,439      58,219     23,977               846           5,951   3,882    3,191   1,444

Earnings to Fixed Charges and
  Preferred Share Dividends      1.65        1.69        2.00       2.68              7.90            1.80    3.57     3.30    2.98
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